UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BEVERLY ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

Investor	James M. Griffith	News Media	Blair C. Jackson
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		Corporate Communications
	(479) 201-5514		(479) 201-5263

Beverly Enterprises Board Votes to Pursue Sale of the Company

FORT SMITH, Ark., March 22, 2005 — Beverly Enterprises, Inc. (NYSE: BEV) today announced that its Board of Directors has unanimously voted to conduct an auction process to maximize value for all of the company’s stockholders as soon as practicable through a sale of the company. The Board has directed its financial advisors, Lehman Brothers and JPMorgan, to immediately begin contacting potential bidders, including the Whitman/Appaloosa group, and has instructed management to work with all qualified bidders.

William R. Floyd, Chairman and Chief Executive Officer, said, “We are proud of the dramatic turnaround we’ve achieved in operating and financial results over the past several years, and we are confident the substantial stockholder value we have created is only beginning to be recognized by the financial markets. At the same time, we recognize the time has come to actively explore ways through which we can significantly accelerate the value creation process.

“The expression of interest from the Whitman/Appaloosa group in acquiring BEI has caused a dramatic change in the composition of our stockholder base. Many of these new stockholders have a significantly shorter time horizon for their investments. Therefore, the Board is determined to pursue all possible means of maximizing stockholder value in the near term. We are committed to moving carefully, but expeditiously through this process.

“Our Board, which has overseen the dramatic turnaround we’ve achieved during the past five years, believes that it is best able to conduct a fair and open auction and to negotiate a transaction that will maximize value for all BEI stockholders — and do so in a manner that will be least disruptive to our business, clients, patients and associates.

“I want to emphasize that:

•	Our Board is committed to conducting a fair and open process that will facilitate participation by all qualified parties;

•	The company will immediately commence the auction process; and

•	The independent directors will actively oversee the process.”

To ensure maximum accountability in pursuing an effective sale process, the Board has unanimously voted to hold a special meeting of stockholders six months following the upcoming April 21, 2005, annual meeting, if requested by beneficial owners of at least 20% of the company’s common stock. This will allow BEI’s stockholders to remove and replace the Board next October if they are not satisfied with the auction process.

The Company will require each participant in the sale process, including the Whitman/Appaloosa group, to agree to a customary confidentiality and “standstill” agreement, which will expire on August 20, 2005. This will enable any stockholder to request that the company hold a special stockholder meeting on October 21, 2005, six months after the annual meeting, to nominate directors and to have two months to solicit proxies for use at that meeting.

Mr. Floyd continued: “Given the complexity of the required due diligence, including appraisal of nearly 300 properties, we expect the process will take a number of months. Importantly, as we move forward in this process, we are mindful that adherence to our mission of providing quality care is the best way to assure that this process results in a successful transaction. Our clients, patients and their families should rest assured that — throughout this process — our entire organization will continue to provide quality care. Our associates remain focused on serving our clients, our patients and their families, and BEI is focused on continuing its industry leadership in innovation and quality patient care.”

Beverly Enterprises, Inc. and its operating subsidiaries are leading providers of healthcare services to the elderly in the United States. BEI, through its subsidiaries, currently operates 347 skilled nursing facilities, as well as 18 assisted living centers, and 56 hospice and home health centers. Through Aegis Therapies, BEI also offers rehabilitative services on a contract basis to facilities operated by other care providers.

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IMPORTANT INFORMATION
On March 15, 2005, Beverly Enterprises, Inc. (“BEI”) filed a definitive proxy statement with the Securities and Exchange Commission relating to BEI’s solicitation of proxies with respect to its 2005 annual meeting of stockholders. BEI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. You may obtain BEI’s proxy statement, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings”. You may also obtain a free copy of BEI’s proxy statement, any amendments and supplements to the proxy statement and other relevant documents by writing to Beverly Enterprises, Inc. at One Thousand Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations.

INFORMATION REGARDING PARTICIPANTS
Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies for BEI’s 2005 annual meeting of stockholders is contained in the definitive proxy statement filed by BEI with the Securities and Exchange Commission on March 15, 2005.

FORWARD LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In addition, our results of operations, financial condition and cash flows also may be adversely impacted by the unsolicited indication of interest in an acquisition of BEI by Appaloosa Management, LP, Franklin Mutual Advisors, LLC, Formation Capital, LLC and Northbrook NBV, LLC, and related actions taken by this group, including the nomination of candidates for election to BEI’s board of directors. These actions may impact our ability to attract and retain customers, management and associates and may result in the incurrence of significant advisory fees, litigation costs and other expenses. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

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